Exhibit 99.3

Statement from Expedia Group Chairman Barry Diller

SEATTLE, April 23, 2020 /PRNewswire/ -- Barry Diller, Chairman and Senior Executive of Expedia Group (NASDAQ: EXPE) stated, “We have one mandate – to conserve cash, survive, and use this time to reconstruct a stronger enterprise to serve the future of travel. We are unable to make any predictions as to when travel will rebound but we emphatically believe that it will, for….‘if there’s life, there’s travel.‘

What follows is an omnibus announcement that details the actions approved today by Expedia’s Board of Directors:

1/Peter Kern is named Chief Executive Officer of Expedia Group

Peter Kern has been a key member of our Board since 2005 and became our Vice Chairman in 2018.   When we changed management in December, Mr. Kern joined with me in operational supervision of the company.   In these last five months, he has shown outstanding leadership in all aspects of the business, first in a wide reorganization and then dealing with the impact of the Corona crisis on our business.   He now knows all aspects of the business, and we are truly lucky that he is now available to devote his full time to Expedia.   Mr. Kern has spent decades in leadership roles in public and private settings, most recently as the CEO of Tribune Media.

2/Eric Hart is named Expedia Group’s Chief Financial Officer

Eric Hart has been with Expedia for 11 years now, and during that time he’s held responsibility for group strategy, business development, global M&A, investments, and the CarRentals.com business.   He’s a strong executive who’s been truly tested these past five months as Acting CFO during both the reorganization and the Corona crisis.   He has fully earned permanent status as CFO.

3/$3 Billion plus of new financing for Expedia Group

As part of a comprehensive strategy to bolster Expedia’s financial strength, we announced this morning that we are raising approximately $3.2B of new capital.   This consists of an equity investment of $1.2B by Apollo and Silver Lake, two highly respected private equity firms. The equity will be non-voting and non-convertible preferred stock. It will also entail approximately  $2B in new debt financing. We are also ceasing dividends until the business rebounds.

4/Compensation changes for the Board of Directors, Chairman, Chief Executive Officer and Senior Operating Executives

The Chairman, Chief Executive Officer and members of the Board will forgo cash compensation for the remainder of the year.   Senior Executives – the Travel Leadership Team – will be taking a reduction in salary of 25% for the balance of the year.

5/Employee Policies during the Corona crisis

  We will be implementing furloughs and reduced work week programs for select volume-based teams with limited work right now.
  Our intention is that impacted employees would retain Expedia healthcare benefits coverage while on furlough or reduced hours, and we will cover the employee premiums in the case of furloughs.
  We will support employees by participating in government aid where feasible in different countries.
  401(k) matching contributions in the U.S. will be suspended through the end of the year.
  We will offer a voluntary reduced work week program for parents, caregivers and employees with personal needs to take a temporary shortened 3-day work week.
  These steps on furlough and reduced work week programs as well as voluntary reduced work weeks will be active through August 31, when we will re-evaluate the situation and hope to be in a better position with volumes coming back and plenty of work to keep us all busy.

Since the crisis began, the Company has encountered an extraordinary number of challenges, and just as governments around the world were unprepared, so too were we.   We had limited online tools to support widespread cancellations and our call volume spiked 500%.   Under extraordinary pressure, our tech teams built new tools, and managed to bring our call center capacity to acceptable levels.

In addition, every day now for the past 38 days beginning March 16, the Travel Leadership Team, together with Mr. Kern and me, have had an intensive session on the day’s issues.   There is nothing like a crisis to show the mettle of our executives, and I can say that without exception, none have been wanting.   In fact, they’ve shown we have an outstanding group at all levels of the Company.

Since the first of the year, this Company has gone through multiple challenging stages.   First, the reorganization that resulted from the management change, which has now been mostly completed – we were fortunate we got to this prior to the crisis.  Second, and ongoing, dealing with the crisis itself, cutting our costs everywhere, and today announcing additional financing, which, while the usual strain, was led flawlessly by Messrs. Kern and Hart.   And, to come in the next months, an intensified process to recalibrate our organization for the future.   We’ve learned such an enormous amount over these almost five months – we’re going to put that to great and definitive use as we come out of this period.   I believe we’ll have a far finer operation coming out of this crisis than going into it.

I wanted our shareholders, employees and the public to have the most comprehensive outline of all that has happened during this period of existential uncertainty.

We have the financing to carry us through, a superb newly named senior management team, and a very clear focus for whatever the future brings.

So, we’ll seize the (next) day…

Barry Diller

Chairman and Senior Executive

This release does not constitute an offer to sell or the solicitation of an offer to purchase any securities of Expedia Group or any other person. Any securities that may be offered by Expedia Group in the future in connection with a potential transaction will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or any other applicable securities laws and will be issued in reliance upon exemptions from the registration requirements of the securities act and such laws. The potential transaction discussed herein is not an offering in any jurisdiction where the making of such offer on the terms provided herein is not permitted by law. No federal, state or foreign securities commission or regulatory authority has confirmed the accuracy or completeness or determined the adequacy of this document or any securities that may be offered in the future in connection with a potential transaction.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect current expectations and projections about future events, are based on currently available information and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, including, among others:  risks related to the ongoing global coronavirus (COVID-19) pandemic and the significant adverse global impact that it has had on the travel industry and our business; an increasingly competitive global environment, as well as other risks detailed in our public filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2019 and our current report Form 8-K filed with the SEC on April 22, 2020. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations.  In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur.  Accordingly, you should not place undue reliance on those statements.  We are not under any obligation, and do not intend, to publicly or otherwise update, review or revise any forward-looking statement or other statement in this document, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results express or implied by these forward-looking statements will not be realized.

About Expedia Group

Expedia Group (NASDAQ: EXPE) helps knock down the barriers to travel, making it easier, more enjoyable, more attainable and more accessible. We are here to bring the world within reach for customers and partners around the globe. We leverage our platform and technology capabilities across an extensive portfolio of businesses and brands to orchestrate the movement of people and the delivery of travel experiences on both a local and global basis. Our family of travel brands includes: Brand Expedia®, Hotels.com®, Expedia® Partner Solutions, Vrbo®, Egencia®, trivago®, HomeAway®, Orbitz®, Travelocity®, Hotwire®, Wotif®, ebookers®, CheapTickets®, Expedia Group™ Media Solutions, Expedia Local Expert®, CarRentals.com™, Expedia® CruiseShipCenters®, Classic Vacations®, Traveldoo®, VacationRentals.com and SilverRail™.

© 2020 Expedia, Inc. All rights reserved. Trademarks and logos are the property of their respective owners. CST: 2029030-50

Media Contacts:

Dave McNamee

dmcnamee@expediagroup.com

Alex J. Stockham

astockham@rubenstein.com